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Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Independent Bankshares, Inc. on Form S-8 (File No. 33-83112) of our report dated February 5, 1996, on our audit of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
March 27, 1996